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                                                                      EXHIBIT 21



                               CHEYENNE SOFTWARE, INC.

                             SUBSIDIARIES OF THE COMPANY


                                      CSAC, INC.

                                      CSIC CORP.

                                  CHEYENNE AC CORP.

                          CHEYENNE ADVANCED TECHNOLOGY LTD.

                            CHEYENNE COMMUNICATIONS, INC.

                            CHEYENNE SOFTWARE CANADA LTD.

                         CHEYENNE SOFTWARE DEUTSCHLAND, GMBH

                        CHEYENNE SOFTWARE DOMESTIC SALES CORP.

                        CHEYENNE SOFTWARE INTERNATIONAL, INC.

                     CHEYENNE SOFTWARE INTERNATIONAL SALES CORP.

                                 CHEYENNE SOFTWARE KK

                              CHEYENNE SOFTWARE LIMITADA

                              CHEYENNE SOFTWARE PTE. LTD

                             CHEYENNE SOFTWARE, S.A.R.L.

                             CHEYENNE SOFTWARE (UK) LTD.